EXHIBIT 99.1

The following table sets forth selected consolidated financial data of Columbus McKinnon Corporation (the “Company”) for each of the five fiscal years in the five-year period ended March 31, 2003, which are derived from its audited consolidated financial statements filed with the SEC. In May 2002, the Company sold substantially all of the assets of its ASI subsidiary. The Company’s consolidated financial statements for the periods presented have been restated to reflect the ASI business as a discontinued operation. See Note 3 to the Company’s consolidated financial statements filed with the SEC for more information on the discontinued operations. The pro forma data included below gives effect to the Company’s offering of Senior Secured Notes due 2010 and the application of the net proceeds therefrom as if they occurred on March 31, 2003 for balance sheet purposes and April 1, 2002 for income statement purposes. The information presented below should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the Company’s consolidated financial statements, including the notes thereto, which have been filed with the SEC.

	Fiscal Year Ended March 31,
	1999	2000	2001	2002	2003
Other Financial Data:
EBITDA (1)	$97.8	$96.0	$90.7	$48.2	$42.3
Adjusted EBITDA (1)	96.3	94.7	88.5	60.2	43.9

Supplemental Data:
Pro forma interest expense (2)					$27.4
Pro forma ratio of Adjusted EBITDA to cash interest expense					1.6	x
Pro forma ratio of senior debt to Adjusted EBITDA (3)					3.4	x
Pro forma ratio of total debt to Adjusted EBITDA					7.2	x

Segment Data:
Net sales
Products	$515.7	$511.3	$478.9	$404.7	$388.1
Solutions	78.3	97.9	107.3	75.3	65.2

Total continuing operations	$594.0	$609.2	$586.2	$480.0	$453.3

EBITDA (1)
Products	$88.3	$85.4	$83.4	$57.1	$43.2
Solutions	8.0	9.3	5.1	3.1	0.7
Other income and (expense), net	1.5	1.3	2.2	(2.4)	2.1
Restructuring charges	—	—	—	(9.6)	(3.7)

Total continuing operations	$97.8	$96.0	$90.7	$48.2	$42.3

Adjusted EBITDA (1)
Products	$88.3	$85.4	$83.4	$57.1	$43.2
Solutions	8.0	9.3	5.1	3.1	0.7

Total continuing operations	$96.3	$94.7	$88.5	$60.2	$43.9

Income from operations
Products	$78.9	$75.4	$73.0	$47.0	$33.6
Solutions	6.4	7.8	3.8	1.7	(0.3)
Restructuring charges	—	—	—	(9.6)	(3.7)
Write off / amortization of intangibles	(10.6)	(11.4)	(11.0)	(11.0)	(4.2)

Total continuing operations	$74.7	$71.8	$65.8	$28.1	$25.4

	Fiscal Year Ended March 31,
	1999	2000	2001	2002	2003
Depreciation and amortization
Products—depreciation	$9.4	$10.0	$10.4	$10.1	$9.6
Solutions—depreciation	1.6	1.5	1.3	1.4	1.0
Write-off / amortization of intangibles	10.6	11.4	11.0	11.0	4.2

Total continuing operations	$21.6	$22.9	$22.7	$22.5	$14.8

Capital expenditures
Products	$11.2	$7.8	$9.9	$3.9	$3.9
Solutions	1.6	0.1	0.3	0.8	1.1

Total continuing operations	$12.8	$7.9	$10.2	$4.7	$5.0

(1) EBITDA is defined as income (loss) from continuing operations before income tax expense, interest and debt expense, depreciation expense and write-off / amortization of intangibles (including goodwill). Income (loss) from continuing operations is defined as net income (loss) before (i) cumulative effect of change in accounting principle, (ii) (income) loss from discontinued operations and (iii) loss on disposition of discontinued operations. Adjusted EBITDA is defined as EBITDA adjusted as set forth in the following table. EBITDA and Adjusted EBITDA are presented herein because the Company believes they are useful supplements to income (loss) from continuing operations and net cash provided by operating activities of continuing operations in understanding cash flows generated by operations that are available for debt service and capital expenditures and in evaluating the operating performance of the Company as a whole. We believe the presentation of EBITDA and Adjusted EBITDA on a segment basis provides useful information to investors because we are presently evaluating the possibility divesting of all or a portion of our Solutions segment. However, EBITDA and Adjusted EBITDA do not represent income (loss) from continuing operations or net cash provided by operating activities of continuing operations as defined by generally accepted accounting principles. Accordingly, EBITDA and Adjusted EBITDA should not be construed as alternatives to net cash provided by operating activities, income (loss) from continuing operations or other measures as determined in accordance with generally accepted accounting principles as an indication of the Company’s operating performance or as a measure of the Company’s liquidity. Moreover, EBITDA and Adjusted EBITDA do not necessarily indicate whether cash flows will be sufficient to fund cash needs, including debt service, and such measures as presented herein may differ from and may not be comparable to similarly titled measures used by other companies.

Set forth below is the calculation of EBITDA and Adjusted EBITDA and the reconciliations of EBITDA and Adjusted EBITDA from net income (loss) and to net cash provided by operating activities of continuing operations:

	Fiscal Year Ended March 31,
	1999	2000	2001	2002	2003
Net income (loss)	$27.4	$17.1	$15.2	$(135.3)	$(14.0)
Add cumulative effect of change in accounting principle	—	—	—	—	8.0
Add (income) loss from discontinued operations	(4.3)	5.0	(0.3)	7.9	—
Add loss on disposition of discontinued operations	—	—	—	121.4	—

Income (loss) from continuing operations	23.1	22.1	14.9	(6.0)	(6.0)
Add income tax expense	18.5	17.6	16.8	2.3	1.5
Add interest and debt expense	34.6	33.4	36.3	29.4	32.0
Add depreciation and write-off / amortization of intangibles	21.6	22.9	22.7	22.5	14.8

EBITDA	97.8	96.0	90.7	48.2	42.3

Adjustments:
Restructuring charges (a)	—	—	—	9.6	3.7
Other (income) and expense, net (b)	(1.5)	(1.3)	(2.2)	2.4	(2.1)

Total adjustments	(1.5)	(1.3)	(2.2)	12.0	1.6

Adjusted EBITDA	96.3	94.7	88.5	60.2	43.9

Cash interest	(27.6)	(33.9)	(36.8)	(29.9)	(30.9)
Cash taxes	(22.8)	(16.8)	(20.4)	(3.3)	4.2
Restructuring charges	—	—	—	(9.6)	(3.7)
Changes in working capital	9.0	(5.5)	(0.6)	28.3	4.0
Other	(2.7)	5.8	7.6	4.1	(3.3)

Net cash provided by operating activities of continuing operations	$52.2	$44.3	$38.3	$49.8	$14.2

(a) This adjustment eliminates restructuring charges attributable to the closure or significant reorganization of manufacturing or warehouse facilities. The charges consist of exit costs such as severance, lease termination and facility wind-down and preparation for sale, and other costs such as facility maintenance pending sale and asset impairment, substantially all of which were cash charges.

(b) This adjustment eliminates amounts recorded as other (income) and expense, net, which include gains and losses on marketable securities held by our captive insurance subsidiary, losses on the sales of Handling Systems and Conveyors, Inc. and LICO Steel Inc. divested in January 2002 and March 2003, respectively, and proceeds relating to the sale of certain non-operating properties.

(2) Represents cash interest expense (cash interest expense does not represent interest expense, as defined by generally accepted accounting principles, which includes the amortization of deferred financing costs) for the fiscal year ended March 31, 2003 assuming the Company’s debt as of March 31, 2003, as adjusted for the offering and the use of proceeds therefrom (assuming the proceeds are applied as described in “Capitalization”), had been outstanding since April 1, 2002 as described in the table set forth below:

	Outstanding Balance as of March 31, 2003, as Adjusted for the Refinancing	Assumed Interest Rate	Pro Forma Annual Cash Interest Expense
Revolving credit facility	$0.2	4.13%	$—
Term Loan A	32.2	4.63%	1.5
Senior Secured Notes	115.0	10.00%	11.5
Other Senior Debt	3.5	8.00%	0.3
8½% Notes (a)	164.1	8.50%	14.0

Total	$315.0		$27.3

(a) Represents	the actual rate of interest on the 8½% Notes.

(3) Senior debt is defined as total debt less the 8½% Notes as adjusted for the offering of senior secured notes and the application of the proceeds therefrom.

CAPITALIZATION

The following table sets forth the Company’s actual capitalization as of March 31, 2003 and as adjusted to give effect to the offering of senior secured notes and the application of the proceeds therefrom as if they occurred on that date. You should read this table in connection with “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and the Company’s consolidated financial statements, including the notes thereto, filed by the Company with the SEC.

	March 31, 2003
	Actual	As Adjusted (1)
	(Dollars in thousands)
Cash and cash equivalents (1)	$1,943	$1,943

Debt:
Revolving Credit Facility (2)	$10,232	$232
Term Loan A (3)	32,908	32,204
Term Loan B (4)	70,000	—
Senior secured notes	—	115,000
Other senior debt (5)	3,441	3,441
8½% Notes (6)	199,734	164,081

Total debt	316,315	314,958
Total shareholders’ equity (7)	52,707	53,960

Total capitalization	$369,022	$368,918

(1) As of June 29, 2003, the Company had approximately $5.2 million of cash.

(2) The Company’s revolving credit facility provides for up to $57.0 million of borrowings, approximately $46.1 million of which would have been available on March 31, 2003 after giving effect to the application of the proceeds of the senior secured notes offering, the Company’s borrowing base at that date, the amendment of the Company’s credit agreement, $7.1 million of outstanding letters of credit on such date and other reserve holdbacks of $3.1 million. As of June 29, 2003, the Company had approximately $21.9 million drawn under its revolving credit facility and $32.9 million would have been available on June 29, 2003 after giving effect to the application of the proceeds of the senior secured notes offering, the Company’s borrowing base at that date, the amendment of the Company’s credit agreement, $7.1 million of outstanding letters of credit on such date and other reserve holdbacks of $3.1 million. Interest on the Company’s revolving credit facility is payable at varying Eurodollar rates based on LIBOR or prime plus a spread determined by the Company’s leverage ratio amounting to 275 or 150 basis points, respectively, at March, 31, 2003 (4.13% or 5.75%). The Company’s revolving credit facility expires on March 31, 2007.

(3) The Term Loan A requires quarterly payments based on a seven-year amortization period beginning on  April 1, 2003 amounting to $1.2 million per quarter, with the balance payable upon maturity. Interest is payable at varying Eurodollar rates based on LIBOR plus a spread determined by our leverage ratio, which amounted to 325 basis points at March 31, 2003 (4.63%). As of June 29, 2003, the Company had approximately $14.6 million outstanding under the Term Loan A. Based on the actual balance outstanding on Term Loan B at closing, the actual amount repaid on Term Loan A will be $3.9 million. The Company’s Term Loan A matures on March 31, 2007.

(4) The Term Loan B has no scheduled periodic payments and is pre-payable at the Company’s option without penalty subject to approval of the other senior debt holders. As of June 29, 2003, the Company had approximately $66.8 million outstanding under the Term Loan B. $56.8 million of borrowings under Term Loan B mature May 21, 2007, and the $10.0 million balance matures November 21, 2007.

(5) Other senior debt includes working capital facilities and other debt of the Company’s foreign subsidiaries.

(6) 8½% Notes as adjusted reflects the repurchase with $31.0 million of proceeds from the offering of $35.7 million principal amount of 8½% Notes and a payment of $0.9 million of accrued interest thereon assuming the offering closes on July 22, 2003. The Company’s 8½% Notes mature on April 1, 2008.

(7) As adjusted to reflect the after-tax gain on the repurchase of the 8½% Notes of approximately $3.4 million net of the after-tax write-off of approximately $2.1 million of debt issue costs associated with the debt repaid.